Registration No. 33-33687

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                 POST-EFFECTIVE AMENDMENT NO. 2-C ON FORM S-8 TO
                                    FORM S-4
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                LG&E ENERGY CORP.
             (Exact name of registrant as specified in its charter)

             Kentucky                  6719              61  -  1174555
  (State or other jurisdiction of  (Primary SIC         (I.R.S. Employer
  incorporation or organization)   Code Number)        Identification No.)

            220 West Main Street                         40232
               P.O. Box 32030                         (Zip Code)
               Louisville, KY
  (Address of principal executive offices)

              LG&E ENERGY CORP. EMPLOYEE COMMON STOCK PURCHASE PLAN
                            (Full title of the plan)

               John R. McCall                       Peter D. Clarke
          Executive Vice President,            Gardner, Carton & Douglas
   General Counsel and Corporate Secretary      321 North Clark Street
              LG&E Energy Corp.                      Quaker Tower
            220 West Main Street                Chicago, Illinois 60610
         Louisville, Kentucky 40202                 (312) 644-3000
               (502) 627-2000

 (Name, address and telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                    Proposed
        Title of                     Maximum      Proposed
       securities       Amount      offering       maximum       Amount of
          to be          to be        price       aggregate    registration
       registered     registered    per share  offering price       fee

      Common Stock,     30,774          *             *              *
    without par value
        per share

* Pursuant to Rule 416(b), no registration fee is required to increase the number of shares being registered as a result of a stock split.

Amending the Registration Statement pursuant to Rule 416(b) to increase the number of shares of common stock registered by this Registration Statement from 246,120 shares to 276,894.

                                EXPLANATORY NOTE
                          (Not Part of the Prospectus)

By Registration Statement No. 33-33687, LG&E Energy Corp. (the "Registrant") registered under the Securities Act of 1933, as amended, 21,988,121 shares of its Common Stock, without par value, for issuance pursuant to: (i) an Agree-ment and Plan of Exchange between the Registrant and Louisville Gas and Electric Company ("LG&E"), whereby the outstanding shares of LG&E Common Stock were exchanged (the "Exchange") on a share-for-share basis for shares of the Registrant's Common Stock and LG&E became the subsidiary of LG&E Energy Corp.;
(ii) the Automatic Dividend Reinvestment and Stock Purchase Plan of LG&E, which plan was assumed by LG&E Energy following the effective date of the Exchange; and (iii) the Employee Common Stock Purchase Plan (the "Stock Purchase Plan") of LG&E, which plan was amended to require the issuance of the Registrant's Common Stock in lieu of LG&E's Common Stock.

The Exchange was approved by LG&E's stockholders at their Annual Meeting on June 11, 1990 and became effective on August 17, 1990. The Board of Directors of the Registrant has approved a two-for-one stock split to be effected by a 100% stock dividend payable April 15, 1996 to holders of record on April 1, 1996. Pursuant to Rule 416(b), this Post-Effective Amendment No. 2-C increases the number of registered shares to reflect the stock split. Accordingly, 276,894 shares of the Registrant's Common Stock are now registered by Registra-tion Statement No. 33-33687 to be issued pursuant to the Stock Purchase Plan. As of April 15, 1996, 61,548 shares remained to be issued pursuant to the Stock Purchase Plan.

The Number "2" in the designation of this Post-Effective Amendment No. 2-C denotes that this Post-Effective Amendment relates only to shares of the Registrant's Common Stock to be issued or delivered pursuant to the Stock Purchase Plan, and the letter "C" in such designation denotes that this is the third Post-Effective Amendment to the Registration Statement filed with respect to such shares. This system of designation will continue to be used for any future Post-Effective Amendments to the Registration Statement which may be filed by the Registrant relating to the shares of the Registrant's Common Stock which may be issued or delivered under the Stock Purchase Plan, subject to the requirements of the Securities and Exchange Commission applicable from time to time.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:

(i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1995;

(ii) Exhibit 99.01 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended September 30, 1994 containing a description of the Registrant's Common Stock; and

(iii) The Registrant's Registration Statement on Form 8-A as amended by Amendment No. 2 on Form 8-A/A dated June 20, 1995.

Item 5.  Experts.

The financial statements and schedules of the Registrant incorporated by reference in this Registration Statement, to the extent and for the periods indicated in their report, have been audited by Arthur Andersen LLP, indepen-dent public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

Item 8.  Exhibits.

4.01 - Omnibus Long-Term Incentive Plan of LG&E Energy Corp., as amended and restated [filed as Exhibit 10.53 to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 (file no. 1-10568) and incorporated by reference herein].

4.02 - Articles of Incorporation, as amended [filed as Exhibit 4.01 to Post-Effective Amendment No. 1-A to Registration Statement No. 33-33687 and as Exhibit 3.02 to the Company's Form 10-K for the year ended December 31, 1990 (file no. 1-10568) and incorporated by reference herein].

4.03 - By-laws [filed as Exhibit 3.03 to the Company's Annual Report on Form 10-K for the year ended December 31, 1991 and incorporated by reference herein].

4.04 - Rights Agreement, dated December 5, 1990, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [filed as Exhibit 4.04 to Registration Statement 33-38557 and incorpo-rated by reference herein].

4.05 - Amendment No. 1 to Rights Agreement, dated June 7, 1995, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [filed as Exhibit 2 to Amendment No. 2 to Company's Registration Statement on Form 8-A/A (file no. 1-10568) dated June 20, 1995 and incorporated by reference herein].

5.01 -  Opinion of counsel as to legality. *

24.01 - Consent of expert [filed as Exhibit 23 to the Company's Form 10-K (file no. 1-10568) for the year ended December 31, 1995 and incorporated by reference herein].

25.01 -        Power of attorney. *


*  Previously filed.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 2-C on Form S-8 to its Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville and State of Kentucky, on the 29th day of March 1996.

                                      LG&E ENERGY CORP.


                                      By:  /s/ Walter Z. Berger
                                      Walter Z. Berger
                                      Executive Vice President and
                                      Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 2-C on Form S-8 to the Registration Statement on Form S-4 has been signed by the following persons in the capacities and on the date indicated.

Signature                             Title

Roger W. Hale                         Principal Executive Officer and Director

Walter Z. Berger                      Principal Financial and Accounting Officer

William C. Ballard, Jr.               Director

Owsley Brown, II                      Director

Gene P. Gardner                       Director

J. David Grissom                      Director

S. Gordon Dabney                      Director

T. Ballard Morton, Jr.                Director


March 29, 1996                        /s/ Charles A. Markel, III
                                      By:  Charles A. Markel, III (Attorney-in-
                                      Fact)